Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration Statement Nos. 33-92218, 333-47041, 333-90395, 333-62830, 333-97831, 333-104882, 333-108947, and 333-131092 on Form S-3 of our reports dated March 1, 2007, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Properties, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment) and the adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 1, 2007